As filed with the Securities and Exchange Commission on September 24, 2009
Registration Number 333-161345
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2
to
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DOLE FOOD COMPANY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0100	99-0035300
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Dole Drive
Westlake Village, California 91362
(818) 879-6600
(Address, including zip code, and telephone number, including area code, of registrant’s of principal executive offices)

David A. DeLorenzo
President and Chief Executive Officer
Dole Food Company, Inc.
One Dole Drive
Westlake Village, California 91362
(818) 879-6600
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jonathan K. Layne Gibson, Dunn & Crutcher LLP 2029 Century Park East Los Angeles, CA 90067 (310) 552-8500	C. Michael Carter Dole Food Company, Inc. One Dole Drive Westlake Village, California 91362 (818) 879-6600	Alison S. Ressler Sullivan & Cromwell LLP 1888 Century Park East, Suite 2100 Los Angeles, CA 90067 (310) 712-6600

As soon as practicable after this Registration Statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether there registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities	Proposed Maximum	Amount of
to be Registered	Aggregate Offering Price(1)(2)	Registration Fee
Common Stock, $0.001 par value	$500,000,000	$27,900(3)

(1)	Estimated solely for the purpose of computing the amount of the registration fee, in accordance with to Rule 457(o) promulgated under the Securities Act of 1933.
(2)	Includes offering price of additional shares that the underwriters have the option to purchase. See “Underwriting.”
(3)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 of Dole Food Company, Inc. (File No. 333-161345) is being filed solely to file the exhibits listed in the exhibit index hereto as being “Filed herewith.”

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The table below lists various expenses, other than underwriting discounts and commissions, we expect to incur in connection with the sale and distribution of the securities being registered hereby. All the expenses are estimates, except the Securities and Exchange Commission registration fee, the FINRA filing fee and the NYSE listing fee.

Type	Amount

Securities and Exchange Commission Registration Fee		$27,900
FINRA Filing Fee		50,500
NYSE Fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Transfer agent and registrar fees		*
Miscellaneous expenses		*

Total	$	*

*	To be filed by amendment

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the Delaware General Corporation Law, or the DGCL, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our certificate of incorporation and bylaws provide for indemnification of our officers, directors, employees and agents to the extent and under the circumstances permitted under the Delaware General Corporation Law.

In addition to the indemnification provided by our certificate of incorporation and bylaws, we will enter into agreements to indemnify our directors and executive officers. These agreements, among other things, will require us to indemnify these directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right, arising out of that person’s services as a director or officer of us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

The Underwriting Agreement (Exhibit 1.1) provides for indemnification by the underwriters of us, our directors, officers and controlling persons, and by us of the underwriters, for some liabilities, including liabilities arising under the Securities Act, and affords some rights of contributions with respect thereto.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

On March 18, 2009, the Company completed the sale and issuance of $350 million aggregate principal amount of 13.875% Senior Secured Notes due March 2014, or the 2014 Notes, at a discount of $25 million. The 2014 Notes were sold to qualified institutional investors pursuant to Rule 144A under the Securities Act of 1933, as amended, or the Securities Act, and to persons outside the United States in compliance with Regulation S under the Securities Act. The sale of the 2014 Notes to the initial purchasers was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. Interest on the 2014 Notes will be paid semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2009. The 2014 Notes have the benefit of a lien on certain U.S. assets of the Company that is junior to the liens of the Company’s senior secured credit facilities, and are senior obligations of the Company ranking equally with the Company’s existing senior debt. The Company used the net proceeds from this offering, together with cash on hand and/or borrowings under the revolving credit facility, to purchase all of the tendered 8.625% notes due May 2009 , or the 2009 Notes, and to irrevocably deposit with the trustee of the 2009 Notes funds that was sufficient to repay the remaining outstanding 2009 Notes at maturity on May 1, 2009.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit
Number	Title

1.1*	Form of Underwriting Agreement.
3.1(i)#	Amended and Restated Certificate of Incorporation of Dole Food Company, Inc., as currently in effect.
3.1(ii)#	Amended and Restated Certificate of Incorporation of Dole Food Company, Inc., to be in effect upon consummation of this offering.
3.2(i)#	By-Laws of Dole Food Company, Inc., as currently in effect.
3.2(ii)#	Amended and Restated Bylaws of Dole Food Company, Inc., to be in effect upon consummation of this offering.
4.1#	Indenture, dated as of July 15, 1993, between Dole and Chase Manhattan Bank and Trust Company (formerly Chemical Trust Company of California).
4.2#	Form of First Supplemental Indenture, dated as of April 30, 2002, between Dole and J.P. Morgan Trust Company, National Association, to the Indenture dated as of July 15, 1993, pursuant to which $400 million of Dole’s senior notes due 2009 were issued.
4.3#	Officers’ Certificate, dated August 3, 1993, pursuant to which $175 million of Dole’s debentures due 2013 were issued.
4.4#	Second Supplemental Indenture, dated as of March 28, 2003, between Dole and Wells Fargo Bank, National Association (successor trustee to J.P. Morgan Trust Company), to the Indenture dated as of July 15, 1993.
4.5	Agreement of Removal, Appointment and Acceptance, dated as of March 28, 2003, by and among Dole, J.P. Morgan Trust Company, National Association, successor in interest to Chemical Trust Company of California, as Prior Trustee, and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.5 to Dole’s Registration Statement on Form S-4, filed with the Commission on June 25, 2003, File No. 333-106493).
4.6	Third Supplemental Indenture, dated as of June 25, 2003, by and among Dole, Miradero Fishing Company, Inc., the guarantors signatory thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.6 to Dole’s Registration Statement on Form S-4, filed with the Commission on June 25, 2003, File No. 333-106493).
4.7#	Indenture, dated as of March 28, 2003, among Dole, the guarantors signatory thereto and Wells Fargo Bank, National Association, as trustee, pursuant to which $475 million of Dole’s 8 7/8% senior notes due 2011 were issued.
4.8	First Supplemental Indenture, dated as of June 25, 2003, by and among Dole, Miradero Fishing Company, Inc., the guarantors signatory thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.8 to Dole’s Registration Statement on Form S-4, filed with the Commission on June 25, 2003, File No. 333-106493).

Exhibit
Number	Title

4.9#	Form of Global Note and Guarantee for Dole’s new 8 7/8% senior notes due 2011 (included as Exhibit B to Exhibit Number 4.7 hereto).
4.10	Indenture, dated as of May 29, 2003, among Dole, the guarantors signatory thereto and Wells Fargo Bank, National Association, as trustee, pursuant to which $400 million of Dole’s 7 1/4% senior notes due 2010 were issued (incorporated by reference to Exhibit 4.11 to Dole’s Registration Statement on Form S-4, filed with the Commission on June 25, 2003, File No. 333-106493).
4.11	First Supplemental Indenture, dated as of June 25, 2003, by and among Dole, Miradero Fishing Company, Inc., the guarantors signatory thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.12 to Dole’s Registration Statement on Form S-4, filed with the Commission on June 25, 2003, File No. 333-106493).
4.12	Form of Global Note and Guarantee for Dole’s 7 1/4% senior notes due 2010 (included as Exhibit A to Exhibit Number 4.11 hereto).
4.13#	Form of Dole Food Company, Inc. Master Retirement Savings Trust Agreement, dated as of February 1, 1999, between Dole and The Northern Trust Company.
4.14	Indenture, dated as of March 18, 2009, among Dole Food Company, Inc., the guarantors signatory thereto and U.S. Bank National Association, as trustee, pursuant to which $349,903,000 of Dole’s 13.875% senior secured notes due 2014 were issued (incorporated by reference to Exhibit 4.15 to Dole’s Current Report on Form 8-K, filed with the Commission on March 24, 2009).
4.15	Form of Global Note for Dole’s 13.875% senior secured notes due 2014 (included as Exhibits A to Exhibit 4.14 hereto).
4.16	Form of Guarantee for Dole’s 13.875% senior secured notes due 2014 (included as Exhibit D to Exhibit 4.14 hereto).
4.17	Registration Rights Agreement, dated as of March 18, 2009, among Dole Food Company, Inc. and the guarantors named therein, as issuers, and Deutsche Bank Securities, Inc., Banc of America Securities LLC, Scotia Capital (USA) Inc., Rabo Securities USA, Inc. and Goldman, Sachs & Co., as initial purchasers (incorporated by reference to Exhibit 4.17 to Dole’s Current Report on Form 8-K, filed with the Commission on March 24, 2009).
4.18**	Form of Common Stock Certificate.
5.1**	Opinion of Company Counsel.
10.1	Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005 and further amended and restated as of April 12, 2006, among DHM Holding Company, Inc., a Delaware corporation, Dole Holding Company, LLC, a Delaware limited liability company, Dole Food Company, Inc., a Delaware corporation, Solvest, Ltd., a company organized under the laws of Bermuda, the Lenders from time to time party hereto, Deutsche Bank AG New York Branch, as Deposit Bank, Deutsche Bank AG New York Branch, as Administrative Agent, Banc Of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent and Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner (incorporated by reference to Exhibit 10.1 to Dole’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).
10.2	Amendment No. 1, dated as of March 18, 2009, to the Credit Agreement included as Exhibit 10.1 hereto (incorporated by reference to Exhibit 10.2 to Dole’s Current Report on Form 8-K, filed with the Commission on March 24, 2009).
10.3	Credit Agreement, dated as of April 12, 2006, among DHM Holding Company, Inc., a Delaware corporation, Dole Holding Company, LLC, a Delaware limited liability company, Dole Food Company, Inc., a Delaware corporation, the Lenders party hereto from time to time, Deutsche Bank AG New York Branch, as Administrative Agent, Banc of America Securities LLC, as Syndication Agent, Deutsche Bank Securities LLC and Banc of America Securities LLC, as Joint Book Running Managers and Deutsche Bank Securities Inc. as Lead Arranger (incorporated by reference to Exhibit 10.2 to Dole’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).

Exhibit
Number	Title

10.4	Amendment No. 1, dated as of March 18, 2009, to the Credit Agreement included as Exhibit 10.3 hereto (incorporated by reference to Exhibit 10.4 to Dole’s Current Report on Form 8-K, filed with the Commission on March 24, 2009).
10.5#	Dole’s Supplemental Executive Retirement Plan, Fourth Restatement, effective January 1, 2009.
10.6#	Dole’s Excess Savings Plan, Restated, effective January 1, 2009.
10.7#	Amendment 2009-1, effective July 1, 2009, to Dole’s Excess Savings Plan.
10.8#	Dole’s Non-Employee Directors Deferred Cash Compensation Plan, as Amended and Restated, effective January 1, 2009.
10.9#	Severance Pay Plan for Employees of Dole Food Company, Inc. and Participating Divisions and Subsidiaries, effective January 1, 2006.
10.10#	Amendment to Severance Pay Plan for Employees of Dole Food Company, Inc. and Participating Divisions and Subsidiaries, dated December 30, 2008.
10.11#	Form of Change of Control Agreement entered into with Messrs. David H. Murdock, C. Michael Carter and Joseph S. Tesoriero.
10.12#	Form of Indemnification Agreement.
10.13*	Form of Registration Rights Agreement.
10.14*	Dole Food Company, Inc. 2009 Stock Incentive Plan.
10.15*	Form of Incentive Stock Option Agreement under the Dole Food Company, Inc. 2009 Stock Incentive Plan.
10.16*	Form of Non-Qualified Stock Option Agreement under the Dole Food Company, Inc. 2009 Stock Incentive Plan.
10.17*	Form of Restricted Stock Unit Agreement under the Dole Food Company, Inc. 2009 Stock Incentive Plan.
10.18*	Form of Tier 1 Change of Control Agreement.
10.19*	Form of Tier 2 Change of Control Agreement.
21#	Subsidiaries of Dole Food Company, Inc.
23.1**	Consent of Gibson, Dunn & Crutcher, LLP (included as part of Exhibit 5.1).
23.2#	Consent of Deloitte & Touche LLP (with respect to Dole financial information).
23.3#	Consent of Deloitte & Touche LLP (with respect to DHM Holdings financial information).
24.1#	Power of Attorney.

*	Filed herewith

**	To be filed by amendment

#	Previously filed

ITEM 16.

DOLE FOOD COMPANY, INC.
VALUATION AND QUALIFYING ACCOUNTS

	Balance at			Charged to	Balance at
	Beginning			Other	End of
	of Period	Additions	Deductions(A)	Accounts(B)	Period
	(In thousands)

Year Ended January 3, 2009
Allowance for doubtful accounts
Trade receivables	$47,238	$8,438	$(25,513)	$(1,245)	$28,918
Notes and other current receivables	14,482	2,362	(2,764)	(1,641)	12,439
Long-term notes and other receivables	18,536	3,362	(3,005)	1,295	20,188
Year Ended December 29, 2007
Allowance for doubtful accounts
Trade receivables	$47,806	$18,060	$(18,918)	$290	$47,238
Notes and other current receivables	14,826	3,098	(3,428)	(14)	14,482
Long-term notes and other receivables	17,927	4,011	(7,205)	3,803	18,536
Year Ended December 30, 2006
Allowance for doubtful accounts
Trade receivables	$44,154	$16,259	$(9,857)	$(2,750)	$47,806
Notes and other current receivables	14,431	2,382	(1,936)	(51)	14,826
Long-term notes and other receivables	12,583	2,045	(1,161)	4,460	17,927

Note:

(A)	Includes write-offs of uncollectible amounts

(B)	Includes purchase accounting and transfers among balance sheet accounts

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(a) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(b) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, California, on September 24, 2009.

DOLE FOOD COMPANY, INC.

By:	/s/ C. Michael Carter
C. Michael Carter
Executive Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, the following persons have signed this Amendment No. 2 to Registration Statement in the capacities and on the date indicated.

* David H. Murdock	Chairman and Director	September 24, 2009

* David A. DeLorenzo	President and Chief Executive Officer (Principal Executive Officer) and Director	September 24, 2009

* C. Michael Carter	Executive Vice President, General Counsel and Corporate Secretary and Director	September 24, 2009

* Scott A. Griswold	Executive Vice President, Corporate Development and Director	September 24, 2009

* Roberta Wieman	Executive Vice President, Chief of Staff and Director	September 24, 2009

* Joseph S. Tesoriero	Vice President and Chief Financial Officer (Principal Financial Officer)	September 24, 2009

* Yoon J. Hugh	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	September 24, 2009

* Andrew J. Conrad	Director	September 24, 2009

* Justin Murdock		Vice President, New Products and Corporate Development and Director	September 24, 2009

* Edward C. Roohan		Director	September 24, 2009

*By:	/s/ C. Michael Carter C. Michael Carter Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Title

1.1*	Form of Underwriting Agreement.
3.1(i)#	Amended and Restated Certificate of Incorporation of Dole Food Company, Inc., as currently in effect.
3.1(ii)#	Amended and Restated Certificate of Incorporation of Dole Food Company, Inc., to be in effect upon consummation of this offering.
3.2(i)#	By-Laws of Dole Food Company, Inc., as currently in effect.
3.2(ii)#	Amended and Restated Bylaws of Dole Food Company, Inc., to be in effect upon consummation of this offering.
4.1#	Indenture, dated as of July 15, 1993, between Dole and Chase Manhattan Bank and Trust Company (formerly Chemical Trust Company of California).
4.2#	Form of First Supplemental Indenture, dated as of April 30, 2002, between Dole and J.P. Morgan Trust Company, National Association, to the Indenture dated as of July 15, 1993, pursuant to which $400 million of Dole’s senior notes due 2009 were issued.
4.3#	Officers’ Certificate, dated August 3, 1993, pursuant to which $175 million of Dole’s debentures due 2013 were issued.
4.4#	Second Supplemental Indenture, dated as of March 28, 2003, between Dole and Wells Fargo Bank, National Association (successor trustee to J.P. Morgan Trust Company), to the Indenture dated as of July 15, 1993.
4.5	Agreement of Removal, Appointment and Acceptance, dated as of March 28, 2003, by and among Dole, J.P. Morgan Trust Company, National Association, successor in interest to Chemical Trust Company of California, as Prior Trustee, and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.5 to Dole’s Registration Statement on Form S-4, filed with the Commission on June 25, 2003, File No. 333-106493).
4.6	Third Supplemental Indenture, dated as of June 25, 2003, by and among Dole, Miradero Fishing Company, Inc., the guarantors signatory thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.6 to Dole’s Registration Statement on Form S-4, filed with the Commission on June 25, 2003, File No. 333-106493).
4.7#	Indenture, dated as of March 28, 2003, among Dole, the guarantors signatory thereto and Wells Fargo Bank, National Association, as trustee, pursuant to which $475 million of Dole’s 8 7/8% senior notes due 2011 were issued.
4.8	First Supplemental Indenture, dated as of June 25, 2003, by and among Dole, Miradero Fishing Company, Inc., the guarantors signatory thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.8 to Dole’s Registration Statement on Form S-4, filed with the Commission on June 25, 2003, File No. 333-106493).
4.9#	Form of Global Note and Guarantee for Dole’s new 8 7/8% senior notes due 2011 (included as Exhibit B to Exhibit Number 4.7 hereto).
4.10	Indenture, dated as of May 29, 2003, among Dole, the guarantors signatory thereto and Wells Fargo Bank, National Association, as trustee, pursuant to which $400 million of Dole’s 7 1/4% senior notes due 2010 were issued (incorporated by reference to Exhibit 4.11 to Dole’s Registration Statement on Form S-4, filed with the Commission on June 25, 2003, File No. 333-106493).
4.11	First Supplemental Indenture, dated as of June 25, 2003, by and among Dole, Miradero Fishing Company, Inc., the guarantors signatory thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.12 to Dole’s Registration Statement on Form S-4, filed with the Commission on June 25, 2003, File No. 333-106493).
4.12	Form of Global Note and Guarantee for Dole’s 7 1/4% senior notes due 2010 (included as Exhibit A to Exhibit Number 4.11 hereto).
4.13#	Form of Dole Food Company, Inc. Master Retirement Savings Trust Agreement, dated as of February 1, 1999, between Dole and The Northern Trust Company.

Exhibit
Number	Title

4.14	Indenture, dated as of March 18, 2009, among Dole Food Company, Inc., the guarantors signatory thereto and U.S. Bank National Association, as trustee, pursuant to which $349,903,000 of Dole’s 13.875% senior secured notes due 2014 were issued (incorporated by reference to Exhibit 4.15 to Dole’s Current Report on Form 8-K, filed with the Commission on March 24, 2009).
4.15	Form of Global Note for Dole’s 13.875% senior secured notes due 2014 (included as Exhibits A to Exhibit 4.14 hereto).
4.16	Form of Guarantee for Dole’s 13.875% senior secured notes due 2014 (included as Exhibit D to Exhibit 4.14 hereto).
4.17	Registration Rights Agreement, dated as of March 18, 2009, among Dole Food Company, Inc. and the guarantors named therein, as issuers, and Deutsche Bank Securities, Inc., Banc of America Securities LLC, Scotia Capital (USA) Inc., Rabo Securities USA, Inc. and Goldman, Sachs & Co., as initial purchasers (incorporated by reference to Exhibit 4.17 to Dole’s Current Report on Form 8-K, filed with the Commission on March 24, 2009).
4.18**	Form of Common Stock Certificate.
5.1**	Opinion of Company Counsel.
10.1	Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005 and further amended and restated as of April 12, 2006, among DHM Holding Company, Inc., a Delaware corporation, Dole Holding Company, LLC, a Delaware limited liability company, Dole Food Company, Inc., a Delaware corporation, Solvest, Ltd., a company organized under the laws of Bermuda, the Lenders from time to time party hereto, Deutsche Bank AG New York Branch, as Deposit Bank, Deutsche Bank AG New York Branch, as Administrative Agent, Banc Of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent and Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner (incorporated by reference to Exhibit 10.1 to Dole’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).
10.2	Amendment No. 1, dated as of March 18, 2009, to the Credit Agreement included as Exhibit 10.1 hereto (incorporated by reference to Exhibit 10.2 to Dole’s Current Report on Form 8-K, filed with the Commission on March 24, 2009).
10.3	Credit Agreement, dated as of April 12, 2006, among DHM Holding Company, Inc., a Delaware corporation, Dole Holding Company, LLC, a Delaware limited liability company, Dole Food Company, Inc., a Delaware corporation, the Lenders party hereto from time to time, Deutsche Bank AG New York Branch, as Administrative Agent, Banc of America Securities LLC, as Syndication Agent, Deutsche Bank Securities LLC and Banc of America Securities LLC, as Joint Book Running Managers and Deutsche Bank Securities Inc. as Lead Arranger (incorporated by reference to Exhibit 10.2 to Dole’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).
10.4	Amendment No. 1, dated as of March 18, 2009, to the Credit Agreement included as Exhibit 10.3 hereto (incorporated by reference to Exhibit 10.4 to Dole’s Current Report on Form 8-K, filed with the Commission on March 24, 2009).
10.5#	Dole’s Supplemental Executive Retirement Plan, Fourth Restatement, effective January 1, 2009.
10.6#	Dole’s Excess Savings Plan, Restated, effective January 1, 2009.
10.7#	Amendment 2009-1, effective July 1, 2009, to Dole’s Excess Savings Plan.
10.8#	Dole’s Non-Employee Directors Deferred Cash Compensation Plan, as Amended and Restated, effective January 1, 2009.
10.9#	Severance Pay Plan for Employees of Dole Food Company, Inc. and Participating Divisions and Subsidiaries, effective January 1, 2006.
10.10#	Amendment to Severance Pay Plan for Employees of Dole Food Company, Inc. and Participating Divisions and Subsidiaries, dated December 30, 2008.
10.11#	Form of Change of Control Agreement entered into with Messrs. David H. Murdock, C. Michael Carter and Joseph S. Tesoriero.
10.12#	Form of Indemnification Agreement.

Exhibit
Number	Title

10.13*	Form of Registration Rights Agreement.
10.14*	Dole Food Company, Inc. 2009 Stock Incentive Plan.
10.15*	Form of Incentive Stock Option Agreement under the Dole Food Company, Inc. 2009 Stock Incentive Plan.
10.16*	Form of Non-Qualified Stock Option Agreement under the Dole Food Company, Inc. 2009 Stock Incentive Plan.
10.17*	Form of Restricted Stock Unit Agreement under the Dole Food Company, Inc. 2009 Stock Incentive Plan.
10.18*	Form of Tier 1 Change of Control Agreement.
10.19*	Form of Tier 2 Change of Control Agreement.
21#	Subsidiaries of Dole Food Company, Inc.
23.1**	Consent of Gibson, Dunn & Crutcher, LLP (included as part of Exhibit 5.1).
23.2#	Consent of Deloitte & Touche LLP (with respect to the consolidated financial statements of Dole Food Company, Inc.).
23.3#	Consent of Deloitte & Touche LLP (with respect to the consolidated financial statements of DHM Holding Company, Inc.)
24.1#	Power of Attorney.

*	Filed herewith

**	To be filed by amendment

#	Previously filed